United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$710,200
Unrealized Gain (Loss) on Market Value of Futures	(2,441,160)
Dividend Income	1,266
Interest Income	533
Total Income (Loss)	$(1,729,161)

Expenses
General Partner Management Fees	$38,701
Tax Reporting Fees	9,827
Audit Fees	7,192
NYMEX License Fee	968
Non-interested Directors' Fees and Expenses	841
Prepaid Insurance Expense	722
Brokerage Commissions	550
Legal Fees	213
Total Expenses	$59,014
Net Income (Loss)	$(1,788,175)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$77,736,856
Withdrawals (50,000 Units)	(2,156,985)
Net Income (Loss)	(1,788,175)

Net Asset Value End of Month	$73,791,696
Net Asset Value Per Unit (1,750,000 Units)	$42.17

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612